Exhibit 1.1

NOVARTIS CAPITAL CORPORATION

Debt Securities

Fully and Unconditionally Guaranteed by

NOVARTIS AG

FORM OF UNDERWRITING AGREEMENT

To the representatives of the several Underwriters

named from time to time in Schedule I to the applicable

Terms Agreement

Ladies and Gentlemen:

From time to time Novartis Capital Corporation, a corporation incorporated under the laws of Delaware (the “Issuer”), and Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland, as guarantor (the “Guarantor”), propose to enter into one or more Terms Agreements (each a “Terms Agreement”) substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and subject to the terms and conditions stated herein, to issue and sell to the firms named in Schedule I to the applicable Terms Agreement (such firms constituting the “Underwriters” with respect to such Terms Agreement and the securities specified therein), certain of the Issuer’s debt securities (the “Debt Securities”) specified in Schedule II to such Terms Agreement (with respect to such Terms Agreement, the “Designated Debt Securities”). The Debt Securities will be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Designated Debt Securities and the related Guarantees (the “Designated Guarantees”) that will be issued and sold pursuant to any applicable Terms Agreement are collectively referred to herein as the “Designated Securities” with regard to such Terms Agreement.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Terms Agreement relating thereto, and such Designated Securities shall be issued under the Indenture, dated February 10, 2009 (the “Indenture”), among the Issuer, Novartis Securities Investment Ltd., Novartis Finance S.A., the Guarantor and HSBC Bank USA, National Association, as Trustee (the “Trustee”).

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantor and the Underwriters, or any Underwriter, with respect to the subject matter hereof.

1.                                     Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firm(s) designated as representative(s) of the Underwriters of such Securities in the Terms Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to the firm(s) acting as representative(s) of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Agreement shall not be construed as an obligation of the Issuer to sell any of the Debt Securities, as an obligation of the Guarantor to issue any Guarantees or as an obligation of any of the Underwriters to purchase any Securities. The obligation of the Issuer to issue and sell any of the Debt Securities, the obligation of the Guarantor to issue any of the Guarantees and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Designated Securities specified therein. Each Terms Agreement shall specify the aggregate principal amount of the Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Terms Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Terms Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic or electronic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Terms Agreement shall be several and not joint.

2.                                      The Issuer and the Guarantor, severally and jointly, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                The registration statement on Form F-3 (Registration No. 333-                 ) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any amendments thereto filed prior to the date of the applicable Terms Agreement, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, became effective on filing with the Commission in such form; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Terms Agreement, is hereafter called the “Basic Prospectus”; any preliminary prospectus relating to the Designated Securities (including any preliminary prospectus supplement) included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), being hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, at the time such parts became effective, but excluding Form T-1 and including any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective being hereinafter called the “Registration Statement”; “Applicable Time” is the time specified as such in the applicable Terms Agreement; “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendments or amendments thereto became or becomes effective; any reference herein to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, and any post-effective amendments to the Registration Statement; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date of the Registration Statement that is incorporated by reference in the Registration Statement; the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing, is hereinafter called the “Prospectus”; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package (as defined below) together with any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b)                          The documents incorporated by reference in the Pricing Disclosure Package (as defined below) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use in the Pricing Disclosure Package or the Prospectus as amended or supplemented, as the case may be, relating to such Designated Securities; and no such documents will have been filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Terms Agreement and prior to the execution of the applicable Terms Agreement, except as set forth on Schedule III to the applicable Terms Agreement;

(c)                                  The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereto do not and will not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Prospectus and any amendment or supplement thereto do not and will not, as of its date and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use in the Registration Statement or the Prospectus as amended or supplemented relating to such Designated Securities or (ii) that part of the Registration Statement which shall constitute the statement of eligibility and qualification (Form T-1) under the Trust Indenture Act;

(d)                                The (i) Basic Prospectus, the Preliminary Prospectus, if any, used most recently prior to the Applicable Time, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof as of the Applicable Time and listed on Schedule V to the applicable Terms Agreement together with the Issuer Free Writing Prospectus listed in Schedule III(a) (if any) to the applicable Terms Agreement and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package (collectively, the “Pricing Disclosure Package”) and (ii) each electronic road show, if any, when taken together as a whole with the Pricing Disclosure Package, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III (if any) to the applicable Terms Agreement will not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, if any, used most recently prior to the Applicable Time or the Prospectus; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use in any such Issuer Free Writing Prospectus or the Pricing Disclosure Package or (ii) that part of the Registration Statement which shall constitute the statement of eligibility and qualification (Form T-1) under the Trust Indenture Act;

(e)                                 Neither the Issuer nor the Guarantor is or will be at the time of the Terms Agreement, an “ineligible issuer,” as defined in Rule 405 under the Act;

(f)                                  The consolidated financial statements (and the notes thereto) and schedules, if any, of the Guarantor and its consolidated subsidiaries incorporated by reference in or filed with and as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position as of the respective dates and the consolidated results of operations and cash flows for the respective periods covered thereby of the Guarantor and its consolidated subsidiaries in conformity with International Financial Reporting Standards applied on a consistent basis throughout the periods involved, otherwise than as set forth in the Pricing Disclosure Package;

(g)                                 Since the latest date as of which information is given in the Pricing Disclosure Package there has not been any material change in the consolidated shareholders’ equity or consolidated long-term debt of the Guarantor and its subsidiaries taken as a whole, or any material adverse change, or any development reasonably likely to result in a prospective material adverse change in or affecting the financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth in the Pricing Disclosure Package;

(h)                                To the best of the Issuer’s and the Guarantor’s knowledge, after due inquiry, and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no material legal or governmental or regulatory proceedings pending or threatened to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described and there are no statutes or regulations that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described;

(i)                                The Designated Debt Securities have been duly authorized by the Issuer and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters, will constitute valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture; the Designated Guarantees have been duly authorized by the Guarantor and, upon due issuance, authentication and delivery of the Designated Debt Securities and due endorsement of the Designated Guarantees, the Designated Guarantees will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes a valid and binding obligation of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; the Indenture has been duly qualified under the Trust Indenture Act; the Designated Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented; and the applicable Terms Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor;

(j)                                   The issue and sale of the Designated Securities and the compliance by the Issuer and the Guarantor with the Indenture, this Agreement and the Terms Agreement relating to the Designated Securities and the consummation by the Issuer and the Guarantor of the transactions contemplated herein and therein will not contravene (x) any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Issuer or the Guarantor or any of their subsidiaries is a party or by which the Issuer or the Guarantor or any of their subsidiaries is bound, (y) any statute of the United States, Switzerland or the state of Delaware or any political subdivision thereof, or any order, rule or regulation known to the Issuer or the Guarantor of any court or of any governmental agency or body in the United States, Switzerland or the state of Delaware or any political subdivision thereof, or (z) the charter or by-laws of the Issuer or the Guarantor, except in the case of clauses (x) and (y) above for such contraventions which would not affect the validity or binding nature of the Designated Securities or have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Guarantor and its consolidated subsidiaries considered as a whole;

(k)                                The Issuer is organized and validly existing under the laws of the state of Delaware, and the Guarantor is organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of Switzerland, each with power and authority to own their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus;

(l)                              No consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body described in (j) above is required for the issue and sale of the Designated Securities by the Issuer in the manner contemplated herein or the consummation of the other transactions contemplated by this Agreement, the Terms Agreement or the Indenture by the Issuer and the Guarantor except as may be required in connection with the offer and sale of the Designated Securities by the securities or Blue Sky laws of the various states or the securities laws of any jurisdiction outside the United States in which the Designated Securities are offer and sold;

(m)                      Neither the Issuer nor the Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(n)                                    PricewaterhouseCoopers AG, which has audited certain financial statements of the Guarantor and its subsidiaries and the Guarantor’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Guarantor as required by the Act and the applicable rules and regulations of the Commission thereunder;

(o)                                    The Guarantor and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and

(p)                                    Except as otherwise disclosed in the Guarantor’s Annual Report on Form 20-F for the most recently completed fiscal year, neither the Issuer, the Guarantor nor any of the Guarantor’s consolidated subsidiaries nor, to the knowledge of the Issuer or the Guarantor, any director, officer, agent, employee or affiliate of the Issuer, the Guarantor or any of the Guarantor’s consolidated subsidiaries, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union or Her Majesty’s Treasury (“HMT”); and the Issuer and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in violation of any sanctions administered by OFAC.

3.                               Upon the execution of the Terms Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.                              Designated Securities to be purchased by each Underwriter pursuant to the Terms Agreement relating thereto, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Issuer and the Guarantor, shall be delivered by or on behalf of the Issuer and the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in same day funds, payable to the order of the Issuer in the funds specified in such Terms Agreement, all at the place and time and date specified in such Terms Agreement or at such other place and time and date as the Representatives and the Issuer may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities. The Securities will be delivered by the Issuer to the Representatives in the form of one or more global Securities, representing all of the Securities, which will be registered in the name of a nominee for The Depository Trust Company (“DTC”) and deposited on behalf of the Underwriters with Cede & Co. as custodian for DTC, for credit to the respective participant accounts of the Underwriters unless otherwise directed by you. Such global Securities will be made available for checking at least twenty-four hours prior to the Time of Delivery through the facilities of DTC.

5.                                     The Issuer and the Guarantor agree with each of the Underwriters of any Designated Securities:

(a)                                   To prepare in consultation with the Representatives the Prospectus, as amended and supplemented in relation to the applicable Designated Securities, in a form approved by the Representatives, which approval the Representatives agree they will not unreasonably withhold, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or Prospectus (as each may have been amended or supplemented) after the date of the Terms Agreement relating to such Securities and prior to the Time of Delivery without prior consultation with the Representatives for such Securities; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; if requested by you prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Designated Securities, in a form substantially as set forth in Schedule V to the applicable Terms Agreement and which shall be attached to the applicable Terms Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Issuer or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such

Designated Securities, and during such same period to advise the Representatives, promptly after the Issuer or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b)                          Promptly from time to time to use its reasonable best efforts to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Securities for investment under the laws of such jurisdictions as the Representatives may designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided, however, that in connection therewith neither the Issuer nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to service of process in suits in any jurisdiction or to become subject to taxation in any jurisdiction other than those arising out of the offering or sale of the Designated Securities in such jurisdiction;

(c)                          To furnish the Underwriters, without charge, with a copy of the Registration Statement, with copies of the Prospectus and any Issuer Free Writing Prospectus as amended or supplemented, including the exhibits and materials, if any, incorporated by reference therein, in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust

Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, if any Underwriter is required to deliver a prospectus in connection with sales of any of the Designated Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a) (3) of the Act;

(d)                         To make generally available to the Guarantor’s security holders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 1l(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158); and

(e)                          During the period beginning from the date of the Terms Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Issuer and the Guarantor by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed (as applicable) by the Issuer or the Guarantor which mature more than one year after such Time of Delivery and which are denominated in U.S. dollars and substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

6.                                     (a) Each Underwriter represents and agrees that it shall not use, refer to or distribute any “free writing prospectus” (as defined in Rule 405 under the Act, a “Free Writing Prospectus”) except:

(i)                                        a Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus, and (ii) contains only information describing the preliminary terms of the Securities or their offering or otherwise permitted under Rule 134 under the Act;

(ii)                                     a Free Writing Prospectus as shall be agreed in writing with the Issuer and the Guarantor that is not distributed, used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (including any electronic road show) unless the Issuer and the Guarantor consent to such dissemination and such Free Writing Prospectus is listed on Schedule III to the applicable Terms Agreement; provided that an

Underwriters’ internal communications with its own sales force shall not be covered by this clause (ii); and

(b)                                      Notwithstanding Section 6(a) above, each of the Issuer and the Guarantor hereby agrees that the Underwriters may distribute to investors one or more Free Writing Prospectus that contain only the final terms of the Securities (including, for the avoidance of doubt, in the form of Bloomberg communications) substantially in the form set forth in Schedule V to the applicable Terms Agreement and that such Free Writing Prospectus substantially in the form set forth in Schedule V to the applicable Terms Agreement will be filed by the Issuer and the Guarantor in accordance with Rule 433(d) under the Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)                                    Each of the Issuer and the Guarantor agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Issuer or the Guarantor with the Commission or retained by the Issuer or the Guarantor under Rule 433 under the Act, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus included in Schedule III to the applicable Terms Agreement. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus (including the final terms of the Securities as set forth in Schedule V to the applicable Terms Agreement) as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

(d)                                      Each of the Issuer and the Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer or the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor by an Underwriter through the Representatives expressly for use therein.

7.                                           Each of the Issuer and the Guarantor covenants and agrees with the several Underwriters that the Issuer and the Guarantor will pay or cause to be paid the following: (i) except as provided in the proviso contained in Section 5(c) hereof, the fees, disbursements and expenses of counsel and accountants of the Issuer and the Guarantor in connection with the registration of the Designated Securities under the Act and the qualification of any indenture related to the Designated Securities under the Trust Indenture Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the Pricing Disclosure Package and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Pricing Disclosure Package, any indenture related to the Designated Securities, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Securities and of the delivery of the Designated Securities to the Underwriters; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) except as provided in the proviso contained in Section 5(c) hereof, all other reasonable costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

8.                                           The obligations of the Underwriters of any Designated Securities under the Terms Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Issuer in or incorporated by reference in the Terms Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, the condition that the Issuer shall have performed in all material respects its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The final term sheet contemplated by Section 5(a) hereof in relation to the applicable Designated Securities, any other material required to be filed pursuant to Rule 433 under the Act in relation to the applicable Designated Securities shall have been filed within the applicable time period prescribed for such filings by Rule 433 under the Act and the Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no order suspending or preventing the use of the Basic Prospectus, any Preliminary Prospectus, any documents which are part of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                   United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the validity of the Indenture, the Designated Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. Such counsel shall be entitled to state that they have assumed that any document referred to in their opinion and executed by the Guarantor has been duly authorized, executed and delivered pursuant to Swiss law and, as to all matters of Swiss law, their opinion is given in reliance upon, and is subject to the qualifications set forth in, the opinions of counsel for the Guarantor required by subsection (c) of this Section 8;

(c)                                    Swiss counsel for the Guarantor shall have furnished to the Representatives a written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives.

(d)                                   United States counsel for the Issuer and the Guarantor shall have furnished to the Representatives a written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives.

(e)                                    United States counsel for the Issuer and the Guarantor, shall have furnished to the Representatives a written 10b-5 letter, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives.

(f)                                   On the date of the applicable Terms Agreement and at the Time of Delivery for such Designated Securities, PricewaterhouseCoopers AG, the independent accountants of the Guarantor who have audited the financial statements of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter or letters, dated as of each such date and in form and substance satisfactory to the

Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus as amended or supplemented and as to such other matters as the Representatives may reasonably request; and

(g)                                  The Issuer and the Guarantor shall have furnished or caused to be furnished to the Representatives certificates, dated the Time of Delivery for the Designated Securities, of officers of the Issuer and the Guarantor satisfactory to the Representatives as to the accuracy of the representations and warranties in all material respects of the Issuer and the Guarantor, respectively, in this Agreement and the Terms Agreement at and as of the Time of Delivery, as to the performance in all material respects by the Issuer of all of its obligations hereunder to be performed prior to such Time of Delivery, and as to the matters set forth in Sections 8(a) and 12(i) hereof.

9.                                           (a) The Issuer and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, including the information in the final term sheet filed in accordance with Section 5(a) of this Agreement and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state there in a material fact required to be stated there in or necessary to make the statements there in not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(b)                                Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer and the Guarantor against any losses, claims, damages or liabilities to which the Issuer or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus and any other prospectus relating to the Securities, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will, reimburse the Issuer and the Guarantor for any legal or other expenses reasonably incurred by the Issuer or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                 Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any action effected without its written consent but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d)                         To the extent that the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended and supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)                                 The obligations of the Issuer and the Guarantor under this Section 9 shall be in addition to any liability which the Issuer or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to the Underwriters’ affiliates, directors and officers; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and the Guarantor, the duly authorized representative of the Issuer and the Guarantor in the United States, and to each person, if any, who controls the Issuer or the Guarantor within the meaning of the Act or the Exchange Act.

10.                                    (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Terms Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Issuer and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Issuer and the Guarantor that the Representatives have so arranged for the purchase of such Designated Securities, or the Issuer or the Guarantor notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Issuer or the Guarantor shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Issuer and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Terms Agreement with respect to such Designated Securities.

(b)                                If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Issuer or the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Issuer and the Guarantor shall have the right to require each non-

defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Terms Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Terms Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                 If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Issuer or the Guarantor as provided in subsection (a) above, the aggregate principal amount of the Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Issuer or the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Issuer or the Guarantor, except for the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                              The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Issuer or the Guarantor, the duly authorized representative of the Issuer or the Guarantor in the United States or any officer or director or controlling person of the Issuer or the Guarantor, and shall survive delivery of and payment for the Designated Securities.

12.                              Any Terms Agreement shall be subject to termination in the absolute discretion of the Representatives, after consultation with the Issuer and the Guarantor, if, since the respective dates as of which information is given in the Pricing Disclosure Package in the case of clause (i) below, or subsequent to the Applicable Time and prior to the Time of Delivery of the Designated Securities, in the case of clauses (ii) through (vii) below, (i) there shall have been a material adverse change, or any development which in the reasonable judgment of the Issuer or the Guarantor will result in a material adverse change, in the business, properties or financial condition of the Guarantor and its consolidated subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package; (ii) there shall have occurred a downgrading in the rating accorded the Guarantor’s senior debt securities by Moody’s Investor Services, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”) or, in the event that the Guarantor’s senior debt securities are not rated by either Moody’s or S&P, by another “nationally recognized statistical rating organization” as such term is defined by the Commission under Section 3(a)(62)

of the Exchange Act; (iii) no such organization shall have publicly announced that it has under surveillance or review or has changed its outlook with respect to its rating of the Securities or of any other senior debt securities or preferred stock of or guaranteed by the Guarantor (other than an announcement with positive implications of a possible upgrading); (iv) there shall have been a change or development involving a prospective change in United States or Swiss taxation affecting the Designated Securities or the imposition of exchange controls by the United States or Switzerland affecting the Designated Securities, otherwise than as set forth or contemplated in the Pricing Disclosure Package; (v) trading in securities generally on the New York Stock Exchange or the SIX Swiss Exchange or any other exchange where the Designated Securities are listed or intended to be listed shall have been suspended or materially limited; (vi) trading of the common shares or American Depositary Receipts of the Guarantor is suspended (other than temporarily or for technical reasons) on the SIX Swiss Exchange or the New York Stock Exchange, respectively; (vii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or a general moratorium on commercial banking activities in Switzerland shall have been declared by authorities in Switzerland; (viii) there shall have occurred the outbreak or escalation of hostilities involving the United States or Switzerland or the declaration by the United States or Switzerland of a national emergency or war; or (ix) there shall have occurred any change in financial markets or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets, as, in any such case described in clauses (i) through (ix) above, in the judgment of the Representatives, after consultation with the Guarantor, to make it impracticable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus, as amended or supplemented relating to such Securities.

13.                        If any Terms Agreement shall be terminated by the Underwriters of the Designated Securities pursuant to clause (i) of Section 12 hereof or because of any failure or refusal on the part of the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of the Terms Agreement, or if for any reason either the Issuer or the Guarantor shall be unable to perform its obligations under the Terms Agreement, the Issuer and the Guarantor will reimburse the Underwriters of such Securities for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the Designated Securities.

Notwithstanding the termination of any Terms Agreement the provisions of Sections 9, 10 and 11 hereof shall remain in effect.

14.                       In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties here to shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Terms Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission as directed in the applicable Terms Agreement; and if to the Issuer and the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Group General Counsel, or such other address as the Issuer or the Guarantor shall notify in writing to the Representatives; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Issuer and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                        This Agreement and each Terms Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer, the Guarantor and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Issuer and the Guarantor and each person who controls the Issuer or the Guarantor or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Terms Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                                 The Issuer and the Guarantor acknowledge and agree that (i) the purchase and sale of any Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as principal and not as an agent or fiduciary of the Issuer or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Guarantor on other matters) or any other obligation to the Issuer or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Issuer and the Guarantor have consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantor, in connection with such transaction or the process leading thereto.

17.                                 (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special

Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act, as amended and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended and the regulations promulgated thereunder.

18.                                 Each of the Issuer and the Guarantor hereby appoints [Corporation Services Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710], as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement which may be instituted in any State or Federal court in The City, County and State of New York by any Underwriter and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of seven (7) years from the date hereof unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment. The Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer and the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor, as applicable. Notwithstanding the foregoing, any action based on this Agreement or any Terms Agreement may be instituted by any Underwriter against the Guarantor in any competent court in Switzerland.

19.                                 Time shall be of the essence of each Terms Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.                                 This Agreement and each Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.                                 This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

ANNEX I

Terms Agreement

[Name(s) of Representative(s),]

As Representatives of the several Underwriters
named in Schedule I hereto,

Ladies and Gentlemen:

Novartis Capital Corporation (the “Issuer”) proposes, subject to the terms and conditions stated in this Terms Agreement (this “Agreement”) and in the Underwriting Agreement, a copy of which is attached hereto as Annex A (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Debt Securities specified in Schedule II hereto (the “Designated Debt Securities”). The Designated Debt Securities will be fully and unconditionally guaranteed by Novartis AG (the “Guarantor”) as to payment of principal and interest (the “Designated Guarantees” and, together with the Designated Debt Securities, the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, provided that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty only as of the date of this Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference into the Pricing Disclosure Package that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of this Agreement. Schedule IV sets forth all documents that the Issuer, the Guarantor and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means [                                                  ] [a.m./p.m.] New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to [           ], Attention: [           ], Tel: [          ], Fax: [          ]; and if to the Issuer or the Guarantor shall be delivered or sent by mail or facsimile transmission to Novartis AG, Lichtstrasse 35, CH-4056 Basel, Switzerland, Attention: Shannon Thyme Klinger, Group General Counsel and Christian Rehm Ph.D., Head Corporate and Finance Legal, Tel: +41 (61) 324 1111, or such other address as the Issuer or the Guarantor shall notify in writing to the Representatives; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Issuer or the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us [One for the Issuer and [each of] the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

NOVARTIS CAPITAL CORPORATION

By:
Name:
Title:

NOVARTIS AG

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

By each of the Representatives

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Name(s) of Representative(s)]	$
[Names of other Underwriters]	$

Total	$

I-1

SCHEDULE II

Title of Designated Securities:

[%] [Floating Rate][Zero Coupon][Notes][Debentures] due

Aggregate principal amount:

[$] aggregate principal amount of the Designated Securities

Price to Public:

% of the principal amount of the Designated Securities, plus accrued interest from                to                [and accrued amortization, if any, from                to               ]

Purchase Price by Underwriters:

% of the principal amount of the Designated Securities, plus accrued interest from                to                [and accrued amortization, if any, from                to               ]

Expenses:

[The Underwriters agree to reimburse on a pro rata basis, based on ratio of the principal amount of securities purchased to the total principal amount of securities sold, the Issuer and the Guarantor for their expenses for the offering of the Designated Securities in the aggregate amount of $[          ] and shall pay such amount at the time of settlement of the Designated Securities.]

Additional Agreement of the Underwriters:

[Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the Underwriters’ knowledge and belief, result in compliance with the applicable laws.]

Specified funds for payment of purchase price:

[Federal Reserve funds]

Indenture:

Indenture dated February 10, 2009 (the “Indenture”), among the Issuer, Novartis Securities Investment Ltd., Novartis Finance S.A., the Guarantor and HSBC Bank USA, National Association, as Trustee

Maturity:

The [%] [Floating Rate][Zero Coupon][Notes][Debentures] will mature on [  ]

Interest Rate:

[%] [Floating Rate][See Floating Rate Provisions]

Interest Payment Date:

[months and dates]

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Issuer, in the amount of [$] or an integral Multiple thereof,

[on or after            ,          at the following redemption prices (expressed in percentages of principal amount).

If [redeemed on or before            ,           %, and if] redeemed during the 12-month period beginning                                            ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling in or after            ,             at the election of the Issuer, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption].

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

[The Issuer may redeem the Designated Securities, prior to [            ] (the date that is [            ]  month[s] prior to the scheduled maturity date for the Designated Securities) (the “par call date”), in whole or in part, at its option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed on that redemption date; and (ii) as determined by the Quotation Agent (as defined in the Preliminary Prospectus), the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities being redeemed that would be due if the Designated Securities matured on the par call date.

The present value will be determined by discounting the remaining principal and interest payments to, but excluding, the redemption date on a semi-annual basis (assuming [a 360-day year consisting of twelve 30-day months]), at the applicable Treasury Rate (as defined in the Preliminary Prospectus) plus [       ] bps, plus, accrued and unpaid interest thereon to, but excluding, the redemption date.  Notwithstanding the foregoing, installments of interest on Designated Securities to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the terms of the Designated Securities and the Indenture.

At any time on or after the par call date, the Designated Securities will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Designated Securities to be redeemed on that redemption date, together with, in each case, accrued and unpaid interest to, but excluding, the redemption date.

In the event of changes in withholding taxes applicable to payments of interest on the Designated Securities in Switzerland or another Relevant Taxing Jurisdiction (as defined in the Indenture) but excluding, for this purpose, the United States, the Issuer may redeem the Designated Securities in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$] principal amount of Designated Securities on in each of the years                 through at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Issuer to retire an additional [$] principal amount of Designated Securities in the years through                 at 100% of their principal amount plus accrued interest].

[If Securities are extendable debt Securities, insert—]

Other provisions:

[As provided in the Pricing Disclosure Package.]

Time of Delivery:

[Delivery of the Designated Securities will be made against payment therefore on or about [         ], which is the [third] business day after the date hereof.]

Closing Location for Delivery of Securities:

Names and addresses of Representatives:

Designated Representatives:
Address for Notices, etc.:
[Other Terms]*

*                 A description of particular tax, accounting or other unusual features (such as the addition of event risk language) of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to ensure agreement as to the terms of the Securities to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

SCHEDULE III

Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package, if any:

[Pricing Term Sheet dated [           ].]

Additional Documents Incorporated by Reference, if any:

[None.][           ]

III-1

SCHEDULE IV

Pricing Disclosure Package:

[Basic Prospectus dated January 30, 2020]

[Preliminary Prospectus Supplement dated [          ]]

[Pricing Term Sheet dated [          ]]

IV-1

SCHEDULE V

[Final Pricing Term Sheets]

V-1

SCHEDULE VI

(a) Free Writing Prospectus:

[Electronic road show]

VI-1